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                                                                     EXHIBIT 2.4


                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

               This Assignment, Assumption and Consent Agreement ("Agreement") is made and entered into as of the 13th day of May, 2002, between Decora Industries, Inc., a Delaware corporation ("Decora Industries"), and its operating subsidiary, Decora, Incorporated, a Delaware corporation ("Decora," and collectively with Decora Industries, the "Seller"), Pliant Corporation, a Utah corporation ("Pliant"), Pliant Investment, Inc., a Utah corporation ("PI"), and Pliant Solutions Corporation, a Utah corporation ("PSC"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

        WHEREAS, the Seller, Pliant and PI are parties to a certain Asset Purchase Agreement dated as of December 31, 2001, as amended by an Amendment to Asset Purchase Agreement dated March 29, 2002, and as further amended by a Second Amendment to Asset Purchase Agreement dated April 26, 2002 (as so amended, the "Purchase Agreement"); and

        WHEREAS, PI desires to assign its rights under the Purchase Agreement to PSC, PSC is willing to accept such assignment and to assume and discharge PI's duties and obligations under the Purchase Agreement, and the Seller is willing to consent to such assignment and assumption, in each case, on the terms and conditions set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Assignment. Effective as of the date hereof (the "Effective Date"), PI hereby assigns, transfers, and conveys to PSC all of PI's right, title and interest in and to the Purchase Agreement, including, without limitation, any deposits, prepayments, claims and rights that may have been earned or have accrued prior to the Effective Date.

        2. Assumption. PSC hereby accepts such assignment and assumes and agrees to pay, perform and fully discharge all of PI's obligations and duties under the Purchase Agreement from and after the Effective Date. PSC agrees that the Seller is an intended beneficiary of such assumption and may directly enforce the assumption against PSC.

        3. Consent. In consideration of the assumption under Section 2 of this Agreement, the Seller agrees and consents to the assignment of PI's rights under the Purchase Agreement to PSC and further agrees that PI is released from all of its obligations to the Seller under the Purchase Agreement.

        4. Confirmation. Pliant hereby confirms its obligations with respect to PSC under Section 10.21 of the Purchase Agreement.




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        5.     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

                            [EXECUTION PAGE FOLLOWS]


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             DECORA INDUSTRIES, INC.


                                             /s/
                             -----------------------------------------------
                             By: Ronald A. Artzer
                             Title: President and Chief Executive Officer

                             DECORA, INCORPORATED


                                             /s/
                             -----------------------------------------------
                             By: Ronald A. Artzer
                             Title: President and Chief Executive Officer

                             PLIANT CORPORATION

                                             /s/
                             -----------------------------------------------
                             By: Jack E. Knott
                             Title: President

                             PLIANT INVESTMENT, INC.

                                             /s/
                             -----------------------------------------------
                             By: Jack E. Knott
                             Title: President



                             PLIANT SOLUTIONS CORPORATION

                                             /s/
                             -----------------------------------------------
                             By: Jack E. Knott
                             Title: President